Exhibit 10.11

THIRD AMENDMENT TO LICENSE AGREEMENT FOR ANTI-HER2 ANTIBODIES

This Third Amendment to License Agreement for Anti-HER2 Antibodies (the “3rd Amendment”) is made effective as of the date of the last signature below (the “3rd Amendment Effective Date”) by and between ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen”), having its principal business office at 830 Winter Street, Waltham, Massachusetts 02451, and Genentech, Inc., a Delaware corporation (“Genentech”), having its principal business office at 1 DNA Way, South San Francisco, California 94080.  ImmunoGen and Genentech are herein sometimes referred to as a “Party” and collectively as the “Parties.”

WHEREAS, ImmunoGen and Genentech are parties to that certain License Agreement dated as of May 2, 2000, as amended May 3, 2006 and March 11, 2009 (the “License Agreement”); and

WHEREAS, the Parties have agreed to modify the terms of the License Agreement, specifically by revising the formula for computing “Foreign Currency Exchange;”

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree and covenant as follows.

1.                                      Foreign Currency Exchange.  Section 4.5(b) of the License Agreement is deleted in their entirety and replaced with the following:

Foreign Currency Exchange. All amounts payable and calculations made hereunder shall be in United States dollars. Net Sales and any other amounts related to the calculation of any royalty payable hereunder which are not recorded in United States dollars shall first be converted into Swiss Francs and then into United States dollars using Roche’s then current standard foreign currency translation practices actually used on a consistent basis in preparing its audited financial statements (currently YTD average rate as reported by Reuters).

2.                                      Miscellaneous.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the License Agreement.  The License Agreement remains in full force and effect, as amended by this 3rd Amendment.  References in the License Agreement to “Agreement” mean the License Agreement as amended by this 3rd Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this THIRD AMENDMENT TO LICENSE AGREEMENT FOR ANTI-HER2 ANTIBODIES to be duly executed, effective as of the 3rd Amendment Effective Date, by their duly authorized officers.

IMMUNOGEN, INC.		GENENTECH, INC.

By:	/s/ Gregory D. Perry	By:	/s/ Steve Krognes

Name:	Gregory D. Perry	Name:	Steve Krognes

Title:	EVP & CFO	Title:	CFO

Date:	18 Dec 2012	Date:	13 Dec 2012